Exhibit 11


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A of Fidelity Capital Trust:
Fidelity Capital Appreciation Fund, of our report dated December 9, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Report to Shareholders of Fidelity Capital Appreciation Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
December 23, 1996
TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., PURITAN TRUST).


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
[DATE HANDING OFF 485(b) FOR FILING]